UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August  4,2010

________________________________
BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

________________________________

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 5th Avenue, 8th Floor New York, New York 10017
(Address of principal executive offices) (Zip Code)

(212) 946-3998
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 29, 2010, Bonds.com Group, Inc. (the “Company”) filed a Current Report on Form 8−K with the Securities and Exchange Commission to report the resignation of John J. Barry, III and John J. Barry, IV from our Board of Directors (the “Initial Form 8−K”). This Amendment No. 1 to our Current Report on Form 8−K (this “Amendment) is being filed pursuant to Item 5.02(a)(3)(iii) of Form 8−K in order to file as an exhibit a letter received from Messrs. Barry and Barry pursuant to the opportunity to respond to the Initial Form 8−K provided to them under Item 5.02(a)(3)(ii) of Form 8−K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2010, the Company received a letter from John J. Barry, III and John J. Barry, IV regarding the circumstances of their resignation. A copy of their letter in response to the Initial Form 8−K (the “Response Letter”) is attached hereto as Exhibit 17.2 to this Amendment.

The response Letter is being filed in exactly the form in which it was provided to the Company, without redaction or modification of any kind. The Company wishes to emphasize that the Response Letter represents the statements of Messrs. Barry and Barry only, and is not a statement or acknowledgement by the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
17.2	Response Letter from John J. Barry, III and John J. Barry, IV, dated August 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 6, 2010

BONDS.COM GROUP, INC.

By:	/s/ Michael O. Sanderson
Name:	Michael O. Sanderson
Title:	Chief Executive Officer